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                                                                     Exhibit 4.4

                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.


                                  /s/ Arthur Andersen LLP
                                      Arthur Andersen LLP


Chicago, Illinois

December 3, 2001